<Exhibit 2>

Form of Proxy

(For use at the Annual General Meeting to be held on Tuesday, 18 February 2003)

I/We [Note 1].................................................................................................................................of [Note 2]......................................................................................................................being a member/s of Galen Holdings PLC ("the Company") hereby appoint the Chairman of the meeting [Note 3 and 7] ........................... ............................ to act as my/our proxy and to vote for me/us on my/our behalf at the Annual General Meeting of the Company to be held at 10.00 a.m. on 18 February 2003 at Malone House, Barnett Demesne, Belfast and at any adjournment thereof.

My/our proxy is to vote as indicated by an "x" below in respect of the resolutions set out in the Notice of Annual General Meeting of the Company [Note 4].

Resolutions		For	Against
1	To receive the financial statements for the year ended 30 September 2002 together with the reports of the directors and auditors thereon
2	To approve the report of the Company's remuneration committee contained within the Annual Report and Accounts for the year ended 30 September 2002
3	To declare a final dividend at 2p per ordinary share
4	To re-elect Dr John Alexander King as a director
5	To re-elect Dr Harold Alexander Ennis*, OBE, as a director
6	To re-elect Dr Michael Greenwood Carter* as a director
7	To re-appoint PricewaterhouseCoopers as auditors of the Company and to authorise the directors to fix the remuneration of the auditors
8	To grant authority for the Company to make market purchases of its own shares

*Members of the Remuneration Committee and Audit Committee

Signature ..................................................dated this ........ day of .................2003.

Notes

  Please insert FULL NAME in BLOCK CAPITALS.

  Please insert FULL ADDRESS in BLOCK CAPITALS.

  Any person may be appointed as a proxy. If you wish to appoint a person other than the chairman, delete "the chairman of the meeting" and insert the name and address of the person in the space provided.

  Please indicate how you wish your proxy to vote on the resolutions, which are set out in the Notice of Annual General Meeting. In the absence of any direction your proxy may, in his or her discretion, vote or abstain from voting in respect of the resolutions. Your proxy may also, in his or her discretion, vote or abstain from voting in respect of any other resolution proposed at the Annual General Meeting. This proxy will be used only in the event of a poll being directed or demanded.

  If the shareholder is a corporation, this form of proxy must be executed under its common seal or signed on its behalf by a duly authorised officer or attorney of the corporation. If the shareholder is an individual, the form of proxy must be signed by him or her or his or her attorney.

  Any one of the joint holders may sign, or vote in person or by proxy, but if more than one holder is present at the meeting or represented by proxy, the holder whose name stands first in the Register shall be entitled to vote. In any event, the names of all joint holders should be stated on the form of proxy.

  Any alteration made on this form of proxy should be initialled.

  Completion of this form of proxy will not prevent a shareholder from attending the Annual General Meeting and voting in person should the shareholder so wish.

  To be effective, this form of proxy should be completed and sent, together with the power of attorney or other authority (if any) under which it is executed, or a notarially certified copy of such power of attorney or copy certified in some other manner approved by the directors, to the Company's Registrar being Computershare Investor Services, PO Box 1075, Bristol BS99 3FA, so as to be received not later than 10.00 a.m. on 16 February 2003.

  If this form of proxy is returned without any indication as to how the person(s) appointed shall vote on the resolutions, such person(s) will exercise his/her/their discretion as to how to vote or whether to abstain from voting.

11 Unless instructed otherwise, the proxy may also vote or abstain from voting as he or she thinks fit on any other business which may properly come before the meeting (including amendments to resolutions).